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                                    -87-

                                Exhibit (23)




                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



  To Shared Medical Systems Corporation:

  As independent public accountants, we hereby consent to the incorporation of our reports dated February 7, 1994 included or incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (File Nos. 2-72055, 2-83465, 2-84938, 2-85345, 2-85346, 2-96224,
  2-96225, 33-18161, 33-25009, 33-25010, 33-34089, 33-34410, 33-37742, and
  33-47572).



  /s/ Arthur Andersen & Co.

  Arthur Andersen & Co

  Philadelphia, Pennsylvania
  March 29, 1994